Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 11, 1996 appearing in MicroAge, Inc.'s Annual Report on Form 10-K for the year ended November 3, 1996.




PRICE WATERHOUSE LLP
Phoenix, Arizona
April 28, 1997